                                                        Exhibit 10.53

                                                             Lease No. 12966

MASTER LEASE AGREEMENT ("Master Agreement") made as of Sept. 13, 1996 between DATA GENERAL CORPORATION, a Delaware corporation with a principal place of business at 4400 Computer Drive, Westboro MA 01580 ("Lessor") and Reddi Brake Supply Corporation with a principal place of business at 1376 Walter St. Ventura, CA 93003 ("Lessee")

         1. LEASE. Lessor leases to Lessee, and Lessee hires from Lessor, the equipment, software licenses and other tangible or intangible personal property described in each Lease Schedule executed under this Master Agreement. All such property is referred to as "Leased Property." When Leased Property is installed, the parties shall promptly complete and execute a Lease Schedule in the form attached as Schedule A.

         2.      SCHEDULES.

                 2.1 Each Lease Schedule shall evidence a separate "Lease Agreement" covering the Leased Property described therein and incorporating the terms of this Master Agreement and any additional terms agreed to in the Lease Schedule.

                 2.2 Each Lease Schedule shall be executed in one or more counterparts, each bearing a unique number, only one of which shall be "Counterpart No. 1." Each executed counterpart shall be deemed an original as between the parties, but it and to the extent that a Lease Schedule constitutes "chattel paper" as defined in the Uniform Commercial Code, no security interest in the Lease Schedule may be created through the transfer or possession of any counterpart other than Counterpart No. 1. This Master Agreement shall not itself be chattel paper.

         3.      TERM.

                 3.1 This Master Agreement shall take effect on the date when signed by both parties, and shall continue in effect so long as any Lease Agreement made hereunder remains in effect or, if no Lease Agreement is in effect, until either party gives a notice of cancellation to the other.

                 3.2 The Lease Term of each Lease Agreement shall have the commencement date and duration specified in the Lease Schedule. No Lease Agreement shall be cancelable or terminable by Lessee before the end of its Lease Term except as provided in this Master Agreement.

         4.       TITLE AND OWNERSHIP.

                  4.1 Supply Contracts. Lessor shall acquire Leased Property pursuant to the sale and license terms ("Supply Contracts") of the respective suppliers. Except while there is an uncured Event of Default, Lessor, to the extent of its power to do so, assigns to Lessee, and Lessee shall have the benefit of, any warranties, service agreements and patent and copyright indemnities given to Lessor with respect to Leased Property under the Supply Contracts. Lessee's sole remedy for the breach of any such warranty, service agreement or indemnity shall be against the manufacturer, licensor or supplier by whom it was given (including, if applicable, Data General Corporation in its capacity as manufacturer, licensor or supplier) but not against Lessor, nor shall any such breach alter the respective obligations of Lessor and Losses under this Master Agreement or any Lease Agreement.

                  4.2 Title. Lessee acknowledges Lessor's title to Leased Property. Lessee has only a lessee's interest and no other right, title or interest in Leased Property. Lessee shall not sell, mortgage, assign, transfer, sub-lease, lend, relinquish possession of or encumber any Leased Property, or permit or attempt any of the acts stated above, without Lessor's prior written consent.

                  4.3 Encumbrances. At Lessee's cost, Lessee shall protect and defend Lessor's ownership against all claims, liens, charges and legal processes of Lessee, its creditors and all other persons, and take such action as may be necessary (a) to remove any such encumbrance, and (b) to prevent any third party from acquiring any interest in Leased Property including, without limitation, avoiding any action by which Leased Property may be deemed to be a part of any real estate. At Lessor's request, Lessee shall obtain written waiver of the right to secure a lien on Leased Property from the owner, mortgagee and beneficiaries under deeds of trust of each Installation Location.

                  4.4 Identification. Lessee shall, upon the request of Lessor and at Lessee's expense, firmly affix to the Leased Property, in a conspicuous place, such identification as Lessor may supply showing Lessor as owner and Lessor of the Leased Property. Lessee shall not remove any logos, marks or other such identification without the prior written consent of Lessor.

         5.       RENT AND PAYMENT OBLIGATIONS.

                  5.1 Payments. Lessee shall pay Lessor the rental amounts specified in the pertinent Lease Schedule. The first rental payment shall be due and payable on the payment date specified in the Lease Schedule.
Subsequent rental payments shall be due on the same day of each succeeding month of the Lease Term, unless a longer interval is specified in the Lease Schedule. A pro-rata rental payment shall be made with and in addition to the first rental payment for the period, if any, from the acceptance date to the day preceding the first rental payment date. All rents and other payments shall be made to Lessor at the address specified in the Lease Schedule or at such other address as may be designated to Lessee in writing by Lessor or by an assignee of Lessor pursuant to Section 11.

                  5.2 Late Payments. Lessee agrees to pay a late charge on any periodic payment not paid within ten (10) days after its due date, equal to one and one-half percent (1.5%) of the overdue payment for each payment period that the payment remains unpaid. Collection of a late payment charge shall not prejudice any other remedies Lessor may have for default.

                  5.3     NET LEASE.  EACH LEASE AGREEMENT SHALL BE A NET
LEASE, AND LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS WHEN DUE AND TO PERFORM ALL OTHER OBLIGATIONS UNDER EACH LEASE AGREEMENT SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT FOR ANY REASON.
No obligation of Lessee shall be affected by any defect in or damage to or loss
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or destruction of all or any part of the Leased Property from any cause whatsoever, or by any interference with Lessee's use of the Leased Property by any person or for any cause whatsoever. Any claims respecting the condition or operation of the Leased Property shall be made solely against the manufacturers, licensors and suppliers of the Leased Property, and Lessee shall nevertheless pay Lessor or its successors and assigns all amounts due and payable under the Lease Agreement.

         6.      TAXES.

                  6.1 Lessee shall pay when due or reimburse to Lessor, and shall defend and indemnify Lessor on a net after tax basis against all sales, use, value add, excise and other taxes, fees, assessments and all other charges (including interest and penalties) imposed by any governmental body or agency upon the purchase, ownership, license, possession, leasing, operation, use or disposition of any Leased Property, any Lease Agreement or the rentals or other payments, excluding only taxes on/or measured by Lessor's net income. Lessee shall prepare and file promptly with the appropriate offices any and all tax and similar returns required to be filed (sending copies to Lessor) or, if requested by Lessor, shall notify Lessor of such requirement and furnish Lessor with all information required by Lessor to effect such filing. Lessee's obligation under this Sub-section shall commence with the Acceptance Date of each Lease Agreement and shall survive the expiration or earlier termination of such Lease Agreement.

                  6.2 Taxable Status. Lessor disclaims all liability arising from Lessee's treatment of any Lease Agreement or rental payment for financial, accounting or tax purposes. Lessee represents that it is relying solely on its own legal counsel and accountants with respect to such matters.

         7. MAINTENANCE: ALTERATIONS. Lessee at its expense. shall keep all Leased Property in good condition and working order, ordinary wear and tear from proper use excepted. Lessee shall keep in force maintenance and support agreements with the suppliers of Leased Property or other qualified service vendors reasonably acceptable to Lessor. Lessee shall not make or suffer any alteration or attachment which would violate the maintenance and support agreements or relieve the service vendors of their obligations. Lessor's consent shall be required for all alterations and attachments except those which do not impair the commercial value or usefulness of the Leased Property and which can be readily removed without causing damage. All attachments and alterations requiring Lessor's consent shall be removed by Lessee before the return of the Leased Property. All attachments and alterations not removed shall constitute accessions to the Leased Property owned by Lessor.

         8. USE AND LOCATION. Lessee shall use Leased Property only in the ordinary conduct of its business, operated by qualified employees adhering to instructions of the manufacturer applicable to operation, condition and maintenance of the Leased Property. Lessee shall obtain all permits and licenses necessary for the operation of the Leased Property and comply with all other applicable laws and regulations, Lessee shall not relocate Leased Property from its Installation Location, or part with possession or control of Leased Property, without Lessor's prior written consent. Lessee shall be responsible for all charges and expenses of such relocation. Lessor shall have the right to inspect Leased Property during normal business hours any time after delivery.

         9. RETURN. Unless Lessee exercises a purchase or renewal option provided in the Lease Agreement, Lessee shall at its expense return the Leased Property to the location specified by Lessor within the contiguous forty-eight United States or the District of Columbia upon the termination of the Lease Term, unencumbered and in the name condition and repair as when it was first installed, ordinary wear and tear from proper use excepted. Lessee further agrees that the Leased Property may remain on Lessee's premises for a reasonable period after termination or expiration of the Lease Term at no charge to Lessor for the purposes of repair, refurbishing and storage pending return shipment. Lessor and its representatives may enter upon Lessee's premises for these purposes.

         10.     WARRANTIES: DISCLAIMER.

                 10.1 Quiet Enjoyment, Lessor warrants that so long as no event of default has occurred, neither Lessor nor its successors or assigns nor anyone claiming by, under or through Lessor will interfere with Lessee's quiet enjoyment and use of Leased Property.

                 10.2     DISCLAIMER.    LESSOR LEASES THE LEASED PROPERTY "AS
IS." EXCEPT FOR LESSOR'S WARRANTY OF QUIET ENJOYMENT. LESSOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE LEASED PROPERTY, AND DISCLAIMS ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR OF MERCHANTABILITY. LESSEE HEREBY WAIVES ALL CLAIMS AGAINST LESSOR, INCLUDING ANY BASED ON STRICT OR ABSOLUTE LIABILITY IN TORT, WHICH LESSEE MIGHT HAVE AGAINST LESSOR FOR ANY LOSS OR DAMAGES, INCLUDING INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES. LESSEE ASSUMES SOLE RESPONSIBILITY FOR THE SELECTION OF LEASED PROPERTY AND THE SUPPLIERS THEREOF (INCLUDING DATA GENERAL CORPORATION) BASED UPON ITS OWN JUDGEMENT, AND DISCLAIMS ANY RELIANCE ON STATEMENTS MADE BY DATA GENERAL CORPORATION OR ITS AGENTS.

         11.      ASSIGNMENT.    LESSOR'S RIGHTS, TITLE, AND INTEREST IN AND TO
THIS MASTER AGREEMENT, OR ANY LEASE AGREEMENT OR LEASED PROPERTY MAY BE TRANSFERRED AND ASSIGNED BY LESSOR WITHOUT NOTICE, AND LESSOR'S ASSIGNEE SHALL HAVE ALL THE RIGHTS, POWERS, PRIVILEGES AND REMEDIES OF LESSOR UNDER THIS MASTER AGREEMENT. LESSEE ALSO AGREES AND CONSENTS TO FURTHER ASSIGNMENTS OR SALES BY THE THEN ASSIGNEE.

                  LESSEE AGREES NOT TO ASSERT AGAINST ANY ASSIGNEE ANY DEFENSE, SET-OFF, RECOUPMENT, CLAIM OR COUNTERCLAIM WHICH LESSEE MAY HAVE AGAINST LESSOR, WHETHER ARISING UNDER A LEASE AGREEMENT OR OTHERWISE. LESSOR AND ALL SUCH ASSIGNEES ARE INDEPENDENT CONTRACTORS AND NONE SHALL BE DEEMED TO BE THE PRINCIPAL, AGENT, REPRESENTATIVE, PARTNER OR JOINT VENTURER OF THE OTHER.

                  LESSEE SHALL NOT BE ENTITLED TO TERMINATE, AMEND OR ASSIGN THIS MASTER AGREEMENT OR ANY LEASE AGREEMENT WITHOUT THE WRITTEN CONSENT OF SUCH ASSIGNEE.

         12.      ADDITIONAL ASSURANCES.   At Lessor's request, Lessee shall
execute, acknowledge and deliver such documents and take such action as Lessor deems necessary to more effectively evidence Lessor's title to the Leased Property covered by each Lease Agreement and protect Lessor's interests therein, in accordance with the Uniform Commercial Code or other
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applicable law including, without limitation, the filing of financing and continuation statements. Where permitted by law, Lessee authorizes Lessor to make such filings without Lessee's signature.

         13. LESSOR'S PERFORMANCE OF LESSEE'S OBLIGATIONS. If Lessee, shall fail to perform its obligations under this Master Agreement or any Lease Agreement, Lessor or any assignee of Lessor may, at its option, perform the obligation for the account of Lessee without waiving the default and without discharging Lessee from the obligation. All expenses paid or incurred by Lessor in such performance shall be payable by Lessee on demand in addition to rental payments, together with interest at the rate of one and a half percent (1.5%) per month or the highest lawful rate, whichever is less.

         14.     REPORTS.  Lessee agrees to deliver to Lessor, within ninety
(90) days of the close of each fiscal year of Lessee, Lessee's current Annual Report or other financial statements satisfactory to Lessor, certified by certified public accountants. Lessee represents such reports shall be a true and complete statement of Lessee's financial condition which Lessor may show to financial institutions of Lessor's choice on a confidential basis.

         15. INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor its successors and assigns from and against all losses, damages, injuries, claims, fines, liabilities, demands, and expenses, including attorney's fees and court costs, arising out of or pertaining to any Lease Agreement or Leased Property, including the purchase, ownership, transportation, delivery, installation, leasing, possession, use, operation, maintenance, storage and return of the Leased Property, except any liability resulting from the gross negligence or wilful misconduct of Lessor. Lessee and Lessor each agree to give the other prompt written notice of any claim or liability indemnified against. This indemnity shall survive the expiration or termination of this Master Agreement or any Lease Agreement.

         16. RISK OF LOSS. From the delivery of Leased Property until its return pursuant to Section 9, Lessee shall bear the entire risk of loss, damage, theft or destruction of Leased Property from any and every cause, and no such event shall relieve Lessee of its obligation to pay rent or perform its other obligations under any Lease Agreement. In the event of damage to Leased Property, Lessee shall at its own expense repair the damage and restore the Leased Property to its previous condition. If any Leased Property is lost, stolen or damaged beyond repair, Lessee shall promptly notify Lessor and shall, at Lessor's option, (a) replace the Leased Property with like property in good condition and working order acceptable to Lessor, and transfer title to the replacement property to Lessor, free and clear of all liens, claims and encumbrances, which replacements shall then be subject to the applicable Lease Agreement; or (b) pay Lessor an amount determined in accordance with Sub-section 19.5, whereupon the Lease Agreement shall terminate as to such Leased Property and Lessor's interest therein shall pass to Lessee on an as-is, where-is basis, without recourse or warranty.

         17. INSURANCE. From the delivery of Leased Property until its return pursuant to Section 9, Lessee shall at Lessee's expense carry and maintain the coverages specified in paragraphs 17.1 and 17.2 with insurance companies reasonably satisfactory to Lessor:

                  17.1 Property insurance providing "all risk" coverage in an amount not less than the replacement cost of the Leased Property;

                  17.2 General liability insurance covering liability for damage to third party property and bodily injury to third parties, in amounts satisfactory to Lessor. Such insurance shall name Lessor (or any successor, assignee or secured party of Lessor who requests it) as loss payee for the all risk coverage and as an additional insured for the liability coverage, and provide thirty (30) days' written notice of any lapse, cancellation or material change of coverage. Lessee will promptly provide to Lessor evidence of insurance coverage at the commencement of each Lease Agreement and annually thereafter. As long as no Event of Default is uncured, Lessor shall remit all risk insurance proceeds to Lessee when Lessee either provides satisfactory evidence of restoration or pays Lessor the amount due upon an event of loss under Section 16. AT LESSEE'S OPTION, COVERAGE UNDER A DGC BUSINESS RECOVERY ON-SITE SERVICE ADDENDUM WILL BE ACCEPTABLE IN LIEU OF COVERAGE REQUIRED BY PARAGRAPH 17.1.

         18.     DEFAULT.  Each of the following shall be deemed an Event of
Default:

                 18.1 Lessee shall default in the payment when due of any rental payment or other sums payable under any Lease Agreement; or

                 18.2 Lessee shall default in the observance or performance of any other obligation in this Master Agreement or any Lease Agreement and such default shall continue for a period of fifteen (15) days; or

                 18.3 Lessee shall default in the performance of any obligation or in the payment of any sum due to Lessor under any other agreement; or

                 18.4 Lessee (which term, for purposes of this Sub-section and Sub-sections 18.5, 18.6 and 18.7 below shall mean Lessee and any guarantor or other person liable upon Lessee's obligations under this Lease) shall dissolve or become insolvent or bankrupt, commit any act of bankruptcy, make an assignment for the benefit of creditors, suspend the transaction or its usual business or consent to the appointment of a trustee or receiver, or a trustee or a receiver shall be appointed for Lessee or for a substantial part of its property, or bankruptcy, reorganization, insolvency or similar proceedings shall be instituted by or against Lessee; or

                 18.5 An order, judgment or decree is entered against Lessee by a court of competent jurisdiction and such order, judgment or decree shall continue unpaid or unsatisfied and in effect for a period of sixty (60) days, or any execution or writ or process shall be issued in connection with any action or proceeding against Lessee or its property, by which Leased Property or any substantial part of Lessee's property may he taken or restrained; or

                 18.6 An attachment, levy or execution is threatened or levied upon or against Leased Property; or

                 18.7 Any warranty, representation or statement made in writing by Lessee, is found to be incorrect or misleading in any material respect as of the date made; or

                 18.8 Any insurance carrier cancels the insurance on the Leased Property and

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Lessee fails to replace such coverage within the notice period specified in
Section 17; or

                  18.9 The Leased Property or any part of it is abused, illegally used, or misused; or

                  18.10 Any indebtedness of Lessee for borrowed money shall become due and payable by acceleration of its maturity.

         In any such event, Lessor may, by written notice to Lessee, and to the extent permitted by law, exercise any one or more of the remedies listed in
Section 19 below, as Lessor shall lawfully elect in order to protect the interests and reasonably expected profits and bargains of Lessor.

         19. REMEDIES. Lessor's remedies for the events of default listed in Section 18 are as follows:

                 19.1 Upon notice by Lessor, terminate any Lease Agreement, either in its entirety or as to such items of Leased Property as Lessor shall specify in the notice. Any Lease Agreement not terminated in its entirety shall continue in effect as to the remaining items.

                 19.2 Declare immediately due and payable each and all rental payments and other amounts due and to become due, including any renewal or purchase obligations.

         Lessor shall have the right to offset any monies being held in escrow or due and payable to Lessee from Lessor under this Agreement or any other agreement between Lessee and Lessor.

                 19.3 Require Lessee, at its expense, to promptly return Leased Property to Lessor, or Lessor may enter the premises where Leased Property is located and take possession of or disable any part or all of the Leased
Property without demand or notice, without any court order or other process of law and without liability for any damage occasioned by taking possession. Such return or taking of possession shall not constitute a termination of any Lease Agreement unless Lessor expressly so notifies Lessee in writing.

                 19.4 Proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of any Lease Agreement or to recover damages for its breach.

                 19.5 With or without terminating any Lease Agreement, recover from Lessee, not as a penalty, but as liquidated damages, an amount equal to the sum of (i) any rent accrued and unpaid under the Lease Agreement as of the date of entry of judgment in favor of Lessor plus interest at the rate of eighteen percent (18%) per annum; (ii) the present value (discounted at 4%) of all future rentals reserved in the Lease Agreement and contracted to be paid over the unexpired term of the Lease Agreement: (iii) all commercially reasonable costs and expenses, including reasonable attorney's fees and costs, incurred by Lessor in any repossession, recovery, storage, or repair, sale, re-lease or other disposition of the Leased Property in connection with or otherwise resulting from Lessee's default; (iv) the estimated residual value of the Leased Property as of the expiration of the Lease Agreement or any renewal thereof; and (v) any indemnity, if then determinable, plus interest at eighteen percent (18%) per annum.

                 19.6 In Lessor's sole discretion, re-lease or sell any or all of the Leased Property at a public or private sale an such terms and notice an Lessor shall deem reasonable and recover from Lessee, not as a penalty, but as liquidated damages, an amount equal to the sum of (i) any accrued and unpaid rent as of the "Default Date" here defined as the later of the date of default or the date that Lessor obtains possession of the Leased Property or such other date as Lessee makes an effective tender of possession of the Leased Property back to Lessor; plus rent at the rate provided for in the Lease Agreement for an "Additional Period" here defined as the period commencing on the Default Date and ending on the earlier of the date all the Leased Property is resold or re-let by Lessor or the date of entry of judgment in favor of Lessor; (ii) the present value (discounted at 4%) of all future rentals reserved in the Lease Agreement and contracted to be paid over the unexpired term of the Lease Agreement, and the present value (discounted at 4%) of the estimated residual value of the Leased Property as of the expiration of the Lease Agreement or any renewal thereof; (iii) all commercially reasonable costs and expenses, including reasonable attorney's fees and costs, incurred by Lessor in any repossession, recovery, storage, or repair, sale, re-lease or other disposition of the Leased Property in connection with or otherwise resulting from Lessee's default; and (iv) any indemnity, if then determinable, plus interest at eighteen percent (18%) per annum; LESS the amount received by Lessor upon public or private sale or re-lease of the Leased Property, it any.

         In any event, Lessee shall continue to be liable for all indemnities under this Master Agreement and any Lease Agreement, and for all Lessor's legal fees and other costs and expenses resulting from any event of default or incurred in the enforcement of any right or remedy under this Master Agreement. No remedy under this provision is intended to be exclusive, but each shall be cumulative and in addition to any other remedy set forth herein or otherwise available to Lessor at law or in equity.

         20.      MISCELLANEOUS.
                  20.1 Headings used in this Master Agreement or any Lease Schedule are for reference purposes only and shall not be given any substantive effect.

                  20.2 Failure of a party to insist in any instance upon strict performance by the other party of any of the provisions of any Lease Agreement or this Master Agreement shall not be construed or deemed to be a permanent waiver of that or any other provision.

                  20.3 All notices issued in connection with this Master Agreement or any Lease Agreement shall be in writing (unless otherwise specifically provided in the Lease Schedule) and shall be sent by (i) certified or registered mail, postage prepaid; (ii) facsimile transmission; or (iii) overnight express courier with receipted delivery. Notices shall be addressed as follows: If to Lessor: Data General Corporation
                          Attn: Director, Data General Leasing
                          4400 Computer Drive,  Mail Stop E-111
                          Westboro,  Massachusetts 01580

If to Lessee: Lessee's address as first noted above or the billing address specified on the pertinent Lease Schedule.

         Either party may change its address for notification purposes by notice given to the other party. All notices shall be effective on the third business day after issuance unless a different period in specified elsewhere in this Master Agreement.

         20.4 Each Lease Agreement and this Master Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts excluding its conflict of law rules.

         20.5 Any provision of this Master Agreement or any Lease Agreement which is invalid under the law or any state shall to the extent of such prohibition be ineffective in such state only, without invalidating the remaining provisions of this Master Agreement in such state.

         20.6 Each Lease Agreement, including this Master Agreement, constitutes the complete and exclusive statement of the agreement of the parties and supersedes all prior oral and written communications, agreements, representations, statements, negotiations and undertakings between the parties relating to the subject matter of that Lease Agreement. No modification, termination, extension, renewal or waiver of any provision or this Master Agreement or any Lease Agreement shall be binding upon a party unless made in writing and signed by an authorized representative of that party. If more than one Lessee is named in this Master Agreement, their liability shall be joint and several.


LESSOR AND LESSEE ACKNOWLEDGE THAT THEY HAVE READ THIS MASTER AGREEMENT, UNDERSTAND IT, AND AGREE TO BE BOUND BY IT AS OF THE DATE FIRST ABOVE WRITTEN, BUT ONLY AFTER ITS EXECUTION BY THEIR AUTHORIZED REPRESENTATIVES. LESSEE FURTHER ACKNOWLEDGES RECEIPT FROM LESSOR OF A TRUE COPY OF THIS MASTER AGREEMENT.

         21.     UCC ARTICLE 2A PROVISIONS.

                 insofar as Article 2A of the Uniform Commercial Code ("UCC") may become applicable to any Lease Agreement, Lessee hereby waives any rights and remedies which may be given to Lessee by UCC Sections 2A-508 through 2A-522.



DATA GENERAL CORPORATION, LESSOR         LESSEE: REDDI BRAKE SUPPLY CORPORATION

Signature: RICHARD C. LEUCHTE            Signature:         [SIG]
           -------------------------                -------------------------
           Authorized Representative                Authorized Representative


Title: Leasing Manager                   Title: President / CEO
       -----------------------------            -----------------------------

       Data General Leasing

Date:  09/25/96                           Date:  09/23/96

                LEASE SCHEDULE NO. 001 DATED SEPTEMBER 13, 1996
          TO MASTER LEASE AGREEMENT NO. 12966 DATED SEPTEMBER 13, 1996
                   BETWEEN DATA GENERAL CORPORATION AS LESSOR
                  AND REDDI BRAKE SUPPLY CORPORATION AS LESSEE

        This is counterpart #1 of 1 serially numbered, manually executed counterparts. To the extent that this document constitutes chattel paper under the Uniform Commercial Code, no security interest in this document may be created through the transfer and possession of any counterpart other than Counterpart No. 1.

Term of Lease: 62 months starting     LESSEE'S PURCHASE ORDER NO.
on the first day of the calendar                                 --------------
month beginning on or next following
the Acceptance Date stated below.
Pmts:  1-2 at $15,000.00/Mo.
Pmts:  3-6 at $33,000.00/Mo.
Pmts:  7-12 at $38,000.00/Mo.
Pmts: 13-62 at $35,500.09/Mo.         LEASE SCHEDULE VALUE: $1,784,807.00

Acceptance Date: 10/1/96              ADVANCE PAYMENT (if any): $35,500.09+Tax

Installation Location:                LESSEE'S BILLING ADDRESS

1376 Walter St.                       -----------------------------------------
Ventura, CA 93003
                                      -----------------------------------------

The Master Lease Agreement referenced above is hereby incorporated into this Schedule. The Master Lease Agreement and this Schedule together form one Lease Agreement by which Lessor leases to Lessee the "Leased Property" as defined in the Master Lease Agreement and listed in the Configuration Attachment attached to this Schedule.

The first rental payment and any other amounts due at the commencement of the Lease Agreement shall be due and payable on the first day of the calendar month beginning on or next following the Acceptance Date shown above. Subsequent rental payments shall be due on the first day of each succeeding month of the Lease Term, unless a longer interval is specified above. All rents and other payments shall be made to Lessor at the address specified above or at such other address as may be designated to Lessee in writing by Lessor, or by any assignee of Lessor.

Lessee acknowledges that Lessee selected the products and suppliers of the Leased Property and authorized Lessor to acquire the Leased Property upon the sale and license terms and conditions ("Supply Contracts") of the respective suppliers, and arrange for its shipment at Lessee's expense to the Installation Location. Lessee acknowledges that it has received, reviewed and approved each Supply Contract under which Lessor acquired the Leased Property. Lessor has informed Lessee that Lessee may have rights against the suppliers, that the Lease Agreement does not preclude such rights or discharge the obligations of any Supplier (including Data General Corporation in its capacity as the Supplier) under a Supply Contract. Any claims respecting the condition or operation of the Leased Property shall be made solely against the suppliers of the Leased Property, and Lessee shall nevertheless pay Lessor or its successors and assigns all amounts due and payable under this Lease Agreement.

Lessee acknowledges that it has had reasonable opportunity to inspect the Leased Property and that the Leased Property conforms with the Supply Contracts, the Lease Agreement and the Configuration Attachment. By signing this Schedule, or by putting the Leased Property to productive use, whichever first occurs, Lessee accepts the Leased Property listed on the Configuration Attachment as of the Acceptance Date written above. Lessee acknowledges that on such date, the Leased Property was installed in good working order by its respective suppliers using their standard installation procedures and diagnostic programs applicable to such Leased Property, which define good working order, and that as of such date, the Leased Property was ready for use under the Lease Agreement.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Schedule to be duly executed and delivered by their authorized representatives.


DATA GENERAL CORPORATION, LESSOR        LESSEE: REDDI BRAKE SUPPLY CORPORATION


Signature:     RICHARD C. LEUCHTE       Signature:         [SIG]
           -------------------------               ---------------------------
           Authorized Representative               Authorized Representative

           Richard C. Leuchte
Title:     Leasing Manager              Title:     Pres/CEO
           Data General Leasing                    ---------------------------

------------------------------------------------------------------------------

        CERTIFICATE OF ACCEPTANCE       Lease Schedule No. 12966-001

Lessee certifies that the Leased Property described in the Lease Schedule is installed in good working order and ready for use. Lessee accepts the Leased Property as satisfactory for all purposes of the Lease.

                                        Lessee: REDDI BRAKE SUPPLY CORPORATION

                                        by:    [SIG]
                                            ----------------------------------
                                            Signature                (Title)


                                            ---------------------------------
                                            Print Name of Signer

                                                       9-25-96
                                            ---------------------------------
                                            Date

7/94

               Leased Property for Lease Agreement No. 12966-001

ITEM#  QTY  MODEL#      DESCRIPTION
-----  ---  ----------  -----------
 1      85  92578-A     AV2000-166, UNI, 16MB, FDD, CD, NO HD, DWM
 2      85  R2503       REPLACE 16MB MEMORY W/32MB MEMORY
 3      85  26044       4GB 7200RPM SCSI HARD DRIVE
 4      85  6810-B      320/525MB SCSI TAPE DRIVE
 5      85  26030       14" EPA L.R. MULTISCAN MONITOR
 6      85  7446        PCI LAN CONTROLLER/100
 7      85  2943        DO NOT AUTOLOAD STD DOS WINDOWS ON PC
 8      85  7060-A      ENABLE DG/UX - AV2000/3000, N.AMERICA
 9      85  P001AFA1CD  DG/UX FOR INTEL L/M/D 4-USER
10      85  13S1008P05  CUSTOM STAGING & IMPLEMENTATION
11      85  10909       APC SMART-UPS 600VA UPS
12      85  12418E015   DATA GUARD CABLE D89 TO DB25
13      85  15456E006   6' SCSI-2 CABLE FOR AV/2000 CDAC
14      85  12192       US ROBOTICS SPORTSTER V.34 EXT MODEM
15      85  1338        MODEM CABLE
16       1  70675       AV3600 PENT. PRO 200 MHZ, 64MB, UNI, NIC, CDROM, FLP
17       1  R7362       REPLACE EXISTING 64MB WITH 256MB MEMORY BOARD
18      16  79012-HF    4GB 7200 RPM DISK FOR CLARIION ARRAYS
19       1  79201D      HIGH PERFORMANCE HA ARRAY PKG - DESK
20       1  545OTD      DLT4000 TT DIFF TAPE LIB 5-CART
21       2  6945G       D16001 14" TERMINAL, GREEN, ERGONOMIC
22       2  G6001A-A    D12001/D16001 101-KEYBOARD, PWR CORD
23       4  40538PKG    10BASET CABLE CONNECTOR ADPTR 10-PACK
24       1  4839T32A    T/S ANNEX THREE, 32 PORT 10BASET/FM
25       2  7444        DIFF PCI TO SCI HOST BUS ADAPTER
26       1  7446        PCI LAN CONTROLLER/100
27       1  DG/UX       DG/UX OP SYSTEM DESIGNATOR
28       1  P001AFA1CD  DG/UX FOR INTEL L/M/D 4-USER
29       1  P001AQA61D  DG/UX FOR INTEL S- 32-USER
30       1  P001AQA9FN  DG/UX FOR INTEL UPGRADE TO 32 USERS
31       1  P001AZU7AN  AVIION IMPLEMENTATION SERVICE - MED
32       1  R057AQA4LD  DSK ARRAY MGT LIC IN. CODE SVC.INTEL
33       1  12350-A     2KVA UPS 208V AC INPUT 240:120 OUTPUT
34       1  12418E01S   DATA GUARD CABLE DB9 TO DB25
35       1  1545E005    5' SCSI-2 68 PIN HD TO 50 PIN CHAMP
36       6  40740-C     CCI XYLOGIC HYDRA CABLE 6 LEGS
37       1  13INST20-S  HARDWARE INSTALL - CLARIION DSK ARRAY
38       1  13INST51-B  H/W INSTALL-CLASS 2 NETWORK DEVICE
39       2  15485E010   SCSI CABLE, 68P HD -68P HD 10FT
40      12  12192       US ROBOTICS SPORTSTR V.34 EXT MODEM
41      12  1338        MODEM CABLE

                        3RD PARTY SOFTWARE LICENSE AGREEMENT #
                                                              ------------------
                        DATED                   TO INCLUDE:
                             -------------------

42                      DATA BASE LICENSES
                        ------------------
         2              ORACLE7**
       165              ORACLE7**
43                      APPLICATIONS LICENSES
                        ---------------------
         6              CORE SOLUTION MODULES
        20              APPLICATION BUNDLE
         1              APPLICATION OBJECT LIBRARY
        20              APPLICATION DISPLAY MANAGER
         1              DEVELOPER/2000&***
         1              ORACLE ALERT
44                      DEVELOPER AND END-USER TOOLS
                        ----------------------------
         1              DEVELOPER/2000***
        32              DISCOVERER/2000

REDDI BRAKE SUPPLY CORPORATION
LEASE AGREEMENT NO. 1296-001
Page 2 of 2


--------------------------------------------------------------------------------
ITEM #           QTY      MODEL #          DESCRIPTION
--------------------------------------------------------------------------------
45                                         ORACLE OFFICE LICENSES
                 900                       ORACLE OFFICE

46                                         1 YEAR SOFTWARE MAINTENANCE
47                                         3 YEAR HARDWARE MAINTENANCE




LESSEE HAS SELECTED THE LEASED PROPERTY ON THIS SCHEDULE BASED UPON ITS OWN JUDGEMENT AND EXPRESSLY DISCLAIMS ANY RELIANCE UPON STATEMENTS MADE BY LESSOR. LESSEE ACKNOWLEDGES THAT THE LEASE IMPOSES NO RESPONSIBILITY OR LIABILITY UPON LESSOR FOR PERFORMANCE OR OPERATION OF THE SCHEDULED PRODUCTS. THE LEASE GRANTS NO WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO THE SCHEDULED PRODUCTS AND LESSOR DISCLAIMS ALL IMPLIED WARRANTIES OR MERCHANTABILITY AND FITNESS FOR PURPOSE. HOWEVER, THE LEASE PRESERVES LESSEE'S RIGHTS AGAINST THE VENDORS OF THE SCHEDULED PRODUCTS AND LESSEE SHALL LOOK TO THE VENDORS OF THE PRODUCTS CONCERNING PERFORMANCE AND OPERATION OF THEIR RESPECTIVE PRODUCTS.




Data General Corporation                 Reddi Brake Supply Corporation
-------------------------------          -------------------------------
Lessor                                   Lessee

        [SIG]                                   [SIG]
-------------------------------          -------------------------------
Authorized Representative                Authorized Representative


        ROBERT C. LEUCHTE
        LEASING MANAGER
Title:  DATA GENERAL LEASING              Title: President/CEO
       ------------------------                  -----------------------



Date:  09/25/96                           Date:  09/23/96
       ------------------------                  -----------------------

                             PURCHASE OPTION RIDER

Rider attached to and made a part of this LEASE AGREEMENT # 12966-001

The provisions of the aforementioned printed LEASE AGREEMENT notwithstanding, Lessor and Lessee mutually agree that:

1. Subject to the Lessee having performed all of its obligations under the LEASE AGREEMENT between the Lessor, the Lessee and any other parties named therein, and provided that the Lessee is not in default therein, the Lessee shall have the option to purchase or renew all, but not, less than all, of the Equipment described in said LEASE AGREEMENT, at the expiration of the stated LEASE AGREEMENT Term thereof.

2. This option may be exercised by the Lessee only upon delivery of a written notice of intent to purchase to the Lessor not less than sixty
         (60) days nor more then ninety (90) days before the expiration of such LEASE AGREEMENT Term. In the event that Lessee fails to give notice to Lessor, Monthly Rental Payments shall continue at the then existing Payment Amount until sixty (60) days after notice is given by Lessee.

3. The purchase option price, which must be paid in full, for the Equipment at the expiration of such LEASE AGREEMENT shall be the then fair market value of the Equipment either as mutually agreed upon by the Lessor and Lessee or as determined by an independent appraiser selected by the Lessor and satisfactory to the Lessee, Lessee bearing all fees and expenses. If the purchase option price cannot be agreed upon as determined hereby within thirty (30) days after the date of delivery to the Lessor of the notice of intent to purchase hereunder, then this option shall expire and be null and void.

4. The payment of the purchase option price by the Lessee to the Lessor shall be in cash or by certified or bank check. Upon such payment, the Lessor shall transfer to the Lessee all its right, title and interest in and to the Equipment described in said LEASE AGREEMENT on an "AS IS", "WHERE IS" basis.

5. Lessee shall have the option to renew the Lease Agreement for the then fair rental value upon (60) days notice before or any time after expiration of the Lease Agreement term. The fair rental value shall be mutually agreed upon by the Lessor and Lessee or as determined by an independent appraiser selected by Lessor and satisfactory to Lessee, with the Lessee bearing all fees and expenses.

6. This Agreement shall not be effective until signed on behalf of the Lessor by a duly authorized representative. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts and shall bind and inure to the benefit of the parties and their respective heirs, personal representative, successor and assigns, provided that the Lessee shall not assign this Agreement or any right thereunder or interest therein without the prior written consent of the Lessor.

7. Lessee will receive credit equal to one (1) monthly payment for each four (4) consecutive payments made promptly for a maximum of twelve
         (12) payments credit to be applied to the last twelve (12) payments of the term of the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their authorized representatives.


Data General Corporation                 Reddi Brake Supply Corporation
-------------------------------          -------------------------------
Lessor                                   Lessee

        [SIG]                                   [SIG]
-------------------------------          -------------------------------
Authorized Representative                Authorized Representative


        ROBERT C. LEUCHTE
        LEASING MANAGER
Title:  DATA GENERAL LEASING              Title: President/CEO
       ------------------------                  -----------------------



Date:  09/25/96                           Date:  09/23/96
       ------------------------                  -----------------------